Exhibit 2.1

Execution Version

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”), dated as of September 4, 2014, to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 27, 2014, by and among FAMILY DOLLAR STORES, INC., a Delaware corporation (the “Company”), DOLLAR TREE, INC., a Virginia corporation (“Parent”), and DIME MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), is made and entered into by Parent, Merger Sub and the Company. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Merger Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Merger Agreement.

WHEREAS, Parent, Merger Sub and the Company are parties to the Merger Agreement;

WHEREAS, the Company Board of Directors has (i) determined that this Amendment is advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved this Amendment, and (iii) resolved to recommend the adoption of the Merger Agreement, as amended by this Amendment, by the stockholders of the Company;

WHEREAS, the board of directors of Merger Sub has determined that it is advisable for Merger Sub to enter into this Amendment and has approved and adopted this Amendment;

WHEREAS, the board of directors of Parent has determined that it is advisable for Parent to enter into this Amendment has approved and adopted this Amendment, and Parent, as the sole stockholder of Merger Sub, has approved and adopted this Amendment; and

WHEREAS, Parent, Merger Sub and the Company desire to amend certain terms of the Merger Agreement in accordance with Section 8.11 of the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

Section 1. Amendment to Merger Agreement. Section 5.6(d) of the Merger Agreement shall be amended and restated in its entirety to read:

“Without limiting Section 5.6(a) and notwithstanding anything to the contrary set forth in this Agreement, Parent shall, solely to the extent necessary or advisable to permit the satisfaction of Section 6.1(b) and Section 6.1(e) so as to permit the Closing to occur by the End Date, propose, negotiate, effect, become subject to, and agree to conduct remedies and the sale, divestiture, license, holding separate, and other disposition of, changes to, and restriction and limitation on, any and all retail stores and any and all assets, properties and rights in or about the retail store premises (including the arrangement for all such sales and divestitures in a timely manner sufficiently in advance of the End Date that would permit the satisfaction of Section 6.1(b) and Section 6.1(e) to occur by the End Date) of Parent and its Subsidiaries (including the Surviving Company and its Subsidiaries) and take all such action and actions that would in the aggregate have a similar effect; provided, that any such conduct remedies, sales, divestitures, licenses, holdings, dispositions, changes, restrictions, limitations or similar effects become effective only from and after the Effective Time.”.

Section 2. Financing. Parent has delivered to the Company a true, complete and correct copy of the Amendment and Consent, dated as of the date hereof (the “Amendment and Consent”), to the Commitment Letter, as previously amended and restated on August 8, 2014 (the “Existing Commitment Letter”). The Company hereby consents to the amendment of the Commitment Letter pursuant to the Amendment and Consent. From and after the date hereof, the term “Commitment Letter” as used in the Merger Agreement shall mean the Existing Commitment Letter as amended by the Amendment and Consent.

Section 3. Confirmation of Merger Agreement. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

Section 4. References. All references to the Merger Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement (as amended hereby) and references in the Merger Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to July 27, 2014.

Section 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6. Company Authority Relative to Amendment. The Company has the requisite corporate power and authority to enter into and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by the Merger Agreement as amended by this Amendment. The execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company Board of Directors and, except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the consummation of the transactions contemplated by the Merger Agreement, as amended by this Amendment, including the Merger. This Amendment has been duly and validly executed and delivered by the Company and, assuming this Amendment constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Amendment constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

Section 7. Parent and Merger Sub Authority Relative to Amendment. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Merger Agreement as amended by this Amendment. The execution, delivery and performance by Parent and Merger Sub of this Amendment and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub or vote of Parent’s or Merger Sub’s stockholders is necessary to authorize the consummation of the transactions contemplated by the Merger Agreement, as amended by this Amendment, including the Merger. This Amendment has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Amendment constitutes the legal, valid and binding agreement of the Company, this Amendment constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

Section 8. Miscellaneous. The provisions of Article VIII of the Merger Agreement shall apply to this Amendment mutatis mutandis, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FAMILY DOLLAR STORES, INC.

By:	/s/ Howard R. Levine
Name: Howard R. Levine
Title: Chief Executive Officer

[Signature Page to Amendment No. 1]

DOLLAR TREE, INC.

By:	/s/ Kevin S. Wampler
Name: Kevin S. Wampler
Title: Chief Financial Officer

DIME MERGER SUB, INC.

By:	/s/ Kevin S. Wampler
Name: Kevin S. Wampler
Title: Treasurer

[Signature Page to Amendment No. 1]